UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2017

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 694-9800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 7, 2017 the board of directors of Social Reality, Inc. appointed Ms. Colleen DiClaudio to the board of directors to fill a vacancy on the board created by a resolution of the board of directors effective September 7, 2017 to increase the size of the company’s board to nine members, as provide under the company’s bylaws. Biographical information for Ms. Colleen DiClaudio is as follows:

Ms. Colleen DiClaudio. Ms. DiClaudio, age 39, currently serves as president of 340B Software Solutions, a healthcare technology company she co-founded in August 2014. From June 2009 through August 2014 she served as vice president of business development of Complete Care Health Network, located in New Jersey. Ms. DiClaudio has received a Master's Degree of Public Health from the- University of Medicine and Dentistry of New Jersey and a Bachelor's Degree in Public Health from Stockton University.

Consistent with our compensation policy for non-executive directors, upon her appointment to the board Ms. DiClaudio was awarded a restricted stock grant under our 2016 Equity Compensation Plan of 7,813 shares of our Class A common stock valued at $10,000 as partial consideration for her services as an independent director during 2017. She will also receive a $10,000 annual retainer, payable quarterly, and a per meeting fee of $2,000. There was no arrangement or understanding between Ms. DiClaudio and any other person pursuant to which she was appointed to our board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: September 13, 2017	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer